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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

Planetlink Communications, Inc.
1415 Bookhout Drive
Cumming, GA 30041

We have issued our report dated February 23, 2003, relating to the financial statements of Skyway Communications Holding Corp. for the year ended December 31, 2002 appearing in the Company's Form 10-KSB. Such reports have been incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned reports and to the use of our name as it appears under the caption "Experts."


By: /s/ Kahn Boyd Levychin
    -----------------------------------------
    Kahn Boyd Levychin & Company, CPA